UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 7, 2012

Date of Report (date of earliest event reported)

SOLTA MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33123	68-0373593
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

25881 Industrial Boulevard, Hayward, California 94545

(Address of principal executive offices)

(510) 782-2286

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Solta Medical, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders (“Annual Meeting”) on June 7, 2012, to vote on the following proposals:

1.	Election of three Class III directors, Cathy L. McCarthy, Mark M. Sieczkarek and Eric Stang, to serve a three year term which will expire at the 2015 Annual Meeting of Stockholders or until such time as their respective successors have been duly elected and qualified. All directors were elected in accordance with the votes below:

Nominees	Shares For	Shares Withheld	Broker Non-Votes
Cathy L. McCarthy	35,853,224	3,329,280	14,099,971
Mark M. Sieczkarek	35,825,454	3,357,050	14,099,971
Eric Stang	35,008,918	4,173,586	14,099,971

2.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. Deloitte & Touche LLP was ratified as our independent registered public accounting firm for the fiscal year ending December 31, 2012 in accordance with the votes below:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
53,070,577	114,520	97,378	0

3.	Advisory Vote on executive compensation. The shareholders voted to approve the compensation of our named officers in accordance with the votes below:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
37,140,036	529,492	1,512,976	14,099,971

4.	Amendment of our Amended and Restated Certificate of Incorporation to eliminate the supermajority voting threshold. The Amendment of our Amended and Restated Certificate of Incorporation required a vote of 66-2/3% of the outstanding stock. It was not approved in accordance with the votes below:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
37,583,260	199,872	1,399,372	14,099,971

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLTA MEDICAL, INC.

Date: June 8, 2012	By:	/s/ John F. Glenn
John F. Glenn
Chief Financial Officer